SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 10/A
                               (Amendment No. 2)

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            DH Apparel Company, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


         Georgia                                            58-2510086
--------------------------------                     --------------------------
(State or Other Jurisdiction of                            (IRS Employer
Incorporation or Organization)                            Identification No.)


1020 Barrow Industrial Pkwy, Winder, GA                            30680
---------------------------------------               -------------------------
(Address of Principal Executive Offices)                        (Zip Code)

                                 (770) 867-3111
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              (Registrant's Telephone Number, Including Area Code)


        Securities to be registered pursuant to Section 12(b) of the Act:


    Title of Each Class                          Name of Each Exchange on Which
    To Be So Registered                          Each Class Is To Be Registered
    -------------------                          ------------------------------

Common Stock, par value $0.01                        American Stock Exchange
Common Stock Purchase Rights                         American Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

      None

     Except as otherwise indicated below, the information required to be contained in this Registration Statement on Form 10/A of DH Apparel Company, Inc., a Georgia corporation ("Duck Head" or "the Company"), is contained in the Information Statement included as Exhibit 99.1 hereto (the "Information
Statement") and is incorporated herein by reference from that document as specified below. Below is a list of the items of information required by the instructions to Form 10 and the locations in the Information Statement where such information can be found if not otherwise included below.

ITEM 1. BUSINESS.

     See  "Business of Duck Head"
          "Note (13) - Operating  Segments" contained in the Audited Combined
             Financial Statements
          "Management's Discussion and Analysis of Financial Condition and
             Results of Operations - First Six Months of Fiscal Year 2000 versus First Six Months of Fiscal Year 1999 - Order Backlog"

ITEM 2. FINANCIAL INFORMATION.

     See  "Summary  --  Selected   Historical   Financial  Data"
          "Management's Discussion  and  Analysis  of  Financial  Conditions
             and  Results  of Operations" ("MD&A")
          "MD&A -- Quantitative and Qualitative Disclosures About Market Risk"

ITEM 3. PROPERTIES.

     See  "Business of Duck Head -- Properties"

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     See  "Security Ownership of Significant Beneficial Owners and Management"

ITEM 5. DIRECTORS AND OFFICERS.

     See  "Management  of Duck Head --  Directors"
          "Management  of Duck Head --  Executive Officers"

ITEM 6. EXECUTIVE COMPENSATION.

     See  "Management of Duck Head -- Management Compensation"

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     See "Relationships Among Duck Head, Delta Woodside and Delta Apparel" "Interests of Directors and Executive Officers in the Duck Head Distribution"

ITEM 8. LEGAL PROCEEDINGS.

     See  "Business of Duck Head -- Legal Proceedings"

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     See  "Trading Market"
          "MD&A -- Dividends and Purchases by Duck Head of its Own Shares"

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

     See "Description of Duck Head Capital Stock - Recent Sales of Unregistered Securities"

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     See  "Description of Duck Head Capital Stock"

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     See "Description of Duck Head Capital Stock -- Limitation on Liability of Directors" and "-- Indemnification of Directors"

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     See  Unaudited Pro Forma Combined Financial Statements
          Audited Combined Financial Statements
          Unaudited Condensed Combined Financial Statements

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

          Not applicable.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Financial Statements

               See  Index to Financial Statements
                    Exhibit 99.2*

               (b)  Exhibits.

                    2.1 Distribution Agreement by and among Delta Woodside Industries, Inc, the Company and Delta Apparel, Inc.*

                    3.1  Articles of Incorporation of the Company. *

                    3.2.1 Bylaws of the Company. *

                    3.2.2Amendment to Bylaws of the Company  adopted January 20,
                         2000.*

                    3.2.3Amendment  to Bylaws of the  Company  adopted  February
                         17, 2000.*

                    4.1  See Exhibits 3.1, 3.2.1, 3.2.2 and 3.2.3.

                    4.2 Specimen certificate for common stock, par value $0.01 per share, of the Company.

                    4.3 Shareholder Rights Agreement dated January 27, 2000, by and among the Company and First Union National Bank.*

                    10.1 See Exhibits 2.1 and 4.3.

                    10.2 Tax  Sharing  Agreement  by and  among  Delta  Woodside
                         Industries, Inc., the Company and Delta Apparel, Inc.*

                    10.3.1 Letter  dated  March 15,  1999,  from Delta  Woodside
                         Industries, Inc. to Robert D. Rockey, Jr. *

                    10.3.2 Letter dated  October 19, 1999,  from Delta  Woodside
                         Industries, Inc. to Robert D. Rockey, Jr. *

                    10.4 DH  Apparel  Company,  Inc.  2000  Stock  Option  Plan,
                         Effective as of February 15, 2000, Amended & Restated March 15, 2000.*

                    10.5 DH Apparel  Company,  Inc.  Incentive Stock Award Plan,
                         Effective February 15, 2000, Amended & Restated March 15, 2000.*

                    10.6 Duck Head Apparel Company,  Inc. Deferred  Compensation
                         Plan for Key Managers.*

                    10.7 Form  of  Amendment  of  Certain  Rights  and  Benefits
                         Relating to Stock Options and Deferred Compensation by and between Delta Woodside Industries, Inc., the Company and certain pre-spin-off Delta Woodside Industries, Inc, plan participants. *(Several persons will sign substantially identical documents. A schedule listing director and officer signatories will be filed by amendment.)

                    21.1 Subsidiaries of the Company.*

                    27.1 Financial Data Schedule (electronic filing only).

                    99.1 Information Statement of DH Apparel Company, Inc.

                    99.2 Valuation and Qualifying Accounts *

                    *    Previously filed with initial filing or Amendment No. 1

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            DH APPAREL COMPANY, INC.

Date: May 2, 2000                           By: /s/ Robert D. Rockey, Jr.
      -------------------------             ----------------------------------
                                            Robert D. Rockey, Jr., Chairman,
                                            President & Chief Executive Officer

                                    EXHIBITS

2.1 Distribution Agreement by and among Delta Woodside Industries, Inc, the Company and Delta Apparel, Inc.*

3.1  Articles of Incorporation of the Company. *

3.2.1 Bylaws of the Company. *

3.2.2 Amendment to Bylaws of the Company adopted January 20, 2000.*

3.2.3 Amendment to Bylaws of the Company adopted February 17, 2000.*

4.1  See Exhibits 3.1, 3.2.1, 3.2.2 and 3.2.3.

4.2 Specimen certificate for common stock, par value $0.01 per share, of the Company.

4.3 Shareholder Rights Agreement dated January 27, 2000, by and among the Company and First Union National Bank.*

10.1 See Exhibits 2.1 and 4.3.

10.2 Tax Sharing Agreement by and among Delta Woodside Industries, Inc., the Company and Delta Apparel, Inc.*

10.3.1 Letter dated March 15, 1999, from Delta Woodside Industries, Inc. to Robert D. Rockey, Jr. *

10.3.2 Letter dated October 19, 1999, from Delta Woodside Industries, Inc. to Robert D. Rockey, Jr. *

10.4 DH Apparel Company, Inc. 2000 Stock Option Plan, Effective as of February 15, 2000, Amended & Restated March 15, 2000.*

10.5 DH Apparel Company, Inc. Incentive Stock Award Plan, Effective February 15, 2000, Amended & Restated March 15, 2000.*

10.6 Duck  Head  Apparel  Company,  Inc.  Deferred  Compensation  Plan  for  Key
     Managers.*

10.7 Form of Amendment of Certain Rights and Benefits Relating to Stock Options and Deferred Compensation by and between Delta Woodside Industries, Inc., the Company and certain pre-spin-off Delta Woodside Industries, Inc, plan participants. * (Several persons will sign substantially identical documents. A schedule listing director and officer signatories will be filed by amendment.)

21.1 Subsidiaries of the Company.*

27.1 Financial Data Schedule (electronic filing only).

99.1 Information Statement of DH Apparel Company, Inc.

99.2 Valuation and Qualifying Accounts *

*    Previously filed with initial filing or Amendment No. 1.